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                                           Filing Pursuant to Rule 424(b)(2)
                                           Registration Statement No. 333-73942



                              PROSPECTUS SUPPLEMENT
                     (TO PROSPECTUS DATED FEBRUARY 12, 2002)

                                 500,000 SHARES

                                 CYBERCARE, INC.

                                  COMMON STOCK

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      You should read this prospectus supplement and the accompanying prospectus carefully before you invest. Both documents contain information you should consider when making your investment decision.

      INVESTING IN CYBERCARE, INC. COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 4 OF OUR PROSPECTUS DATED FEBRUARY 12, 2002 TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK.

      We sold 500,000 shares of our Common Stock to Strategic Investment Management, Inc. under the terms of this prospectus supplement. The common stock was purchased at a purchase price of $0.428 pursuant to the Private Equity Line Agreement described in the prospectus. On February 20, 2002, the last reported sale price of our common stock on the Nasdaq National Market was $0.49 per share.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION OR ANY OTHER STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


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          The date of this prospectus supplement is February 21, 2002